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PETERSON SULLIVAN PLLC

CERTIFIED PUBLIC ACCOUNTANTS                TEL 206.382.7777 * FAX 206.382.78700
601 UNION STREET, SUITE 2300                http://www.pscpa.com
SEATTLE, WASHINGTON 98101




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to  the  incorporation  by  reference  in  the registration statement (No. 333-______________) on Form S-8 of Dermisonics, Inc. of our report dated January 8, 2005, relating to the consolidated balance sheet of Dermisonics, Inc. as of September 30, 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended September 30, 2004 and 2003, which report appears in the Annual Report on Form 10-KSB for the year ended September 30, 2004.

Our report dated January 8, 2005, contains an explanatory paragraph that states that Dermisonics, Inc. remains in the development stage and as a result of not yet generating significant revenues, has experienced recurring losses and has liabilities in excess liquid assets, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Peterson  Sullivan  PLLC


May 24, 2005
Seattle, Washington